UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 11, 2011

WorldGate Communications, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25755	23-2866697
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3800 Horizon Blvd., Suite 103
Trevose, Pennsylvania 19053
(Address of Principal Executive Offices) (Zip Code)

(215) 354-5100
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of March 11, 2011, George E. Daddis, Jr. tendered his resignation as Chief Executive Officer and President of WorldGate Communications, Inc. (the “Company”).  Effective as of March 13, 2011, James G. Dole tendered his resignation as Chief Financial Officer, Treasurer and Senior Vice President, Finance of the Company.
Effective as of March 11, 2011, Christopher V. Vitale was appointed Chief Administrative Officer of the Company, in addition to his positions of Senior Vice President, Legal and Regulatory, General Counsel and Secretary of the Company, and will perform the functions of principal executive officer of the Company.

Item 8.01	Other Events.

On March 14, 2011, the Company began reducing the size of its workforce as a result of the previously announced liquidity issues.  Following completion of this reduction in the size of the workforce, the Company’s workforce will be reduced by approximately 65 percent, or 28 employees, through layoffs across all departments and levels throughout the organization. Affected employees are not eligible for any severance benefits resulting in minimal out-of-pocket cash expense to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDGATE COMMUNICATIONS, INC.

Dated: March 14, 2011	By:	/s/ Christopher V. Vitale
	Name:	Christopher V. Vitale
	Title:	Chief Administrative Officer